Exhibit 99.1

Press Release	Contact:	Tim Harkness
Molecular Devices Corporation
(408) 747-3533

MOLECULAR DEVICES REPORTS REVENUES AND EARNINGS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2006

Sunnyvale, Calif., February 1, 2007 – Molecular Devices Corporation (Nasdaq: MDCC) today announced revenues and earnings for the quarter and year ended December 31, 2006.

Revenues for the fourth quarter of 2006 were $52.8 million and revenues for the year ended December 31, 2006 were $186.4 million.

Operating income on a GAAP basis was $7.2 million for the fourth quarter of 2006, and $16.6 million for the year ended December 31, 2006.  Operating income on a non-GAAP basis was $8.7 million for the fourth quarter of 2006, and $26.2 million for the year ended December 31, 2006. Tables reconciling operating income on a GAAP and non-GAAP basis are provided immediately following the Condensed Consolidated Balance Sheets.

Fully diluted earnings per share on a GAAP basis were $0.24 for the fourth quarter of 2006 and $0.54 for the year ended December 31, 2006. Fully diluted earnings per share on a non-GAAP basis were $0.34 in the fourth quarter of 2006, and $0.98 for the year ended December 31, 2006.  Tables reconciling fully diluted earnings per share on a GAAP and non-GAAP basis are provided immediately following the Condensed Consolidated Balance Sheets.

About Molecular Devices Corporation

Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research.  The Company’s systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and parallel chemistry to facilitate the high-throughput and cost-effective identification and evaluation of drug candidates.  The Company’s solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry.  Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

This press release contains “forward-looking” statements, including the statements related to future reporting of financial results or changes to prior financial results. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, uncertainties related to the reporting of the adjustments noted in the footnote herein to our Condensed Consolidated Statements of Income and potential similar adjustments in prior periods and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.  Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.

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MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	2006	2005	2006	2005

	(unaudited)		(unaudited)
REVENUES *	$52,845	$52,689	$186,412	$181,951
COST OF REVENUES *	19,471	19,723	70,065	70,267

GROSS PROFIT	33,374	32,966	116,347	111,684

OPERATING EXPENSES:
Research and development	6,328	6,325	23,362	25,281
Selling, general and administrative	19,546	16,031	71,826	59,885
Acquired in-process research and development	—	—	4,272	—
Restructuring and other charges	331	1,427	331	1,427

Total operating expenses	26,205	23,783	99,791	86,593

INCOME FROM OPERATIONS	7,169	9,183	16,556	25,091
Gain on sale of equity securities	567	—	2,235	—
Translation gain on liquidation of subsidiaries	1,413	—	1,413	—
Interest and other income (expense), net	98	(32)	439	(615)

INCOME BEFORE TAXES	9,247	9,151	20,643	24,476
Income tax provision	(5,276)	(3,392)	(11,503)	(8,580)

NET INCOME	$3,971	$5,759	$9,140	$15,896

BASIC NET INCOME PER SHARE	$0.24	$0.35	$0.55	$0.95

DILUTED NET INCOME PER SHARE	$0.24	$0.34	$0.54	$0.93

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,485	16,578	16,676	16,783

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE	16,671	17,084	17,047	17,147

* For the three months ended December 31, 2005 and the years ended December 31, 2005 and 2006, Revenues included an increase of $231,000, $736,000 and $674,000, respectively, related to reclassification of freight recovered from Cost of Revenues to Revenues. Cost of Revenues has been increased accordingly, and there was no effect on gross profit, operating income or net income. The Company plans to include these adjustments, and potentially similar adjustments in prior periods, in its financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, which is currently expected to be filed on or about March 16, 2007.

MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,824	$28,908
Accounts receivable, net	39,098	41,197
Inventories, net	29,435	23,197
Deferred tax assets	3,493	5,873
Prepaids and other current assets	3,923	2,353

Total current assets	98,773	101,528
Equipment and leasehold improvements, net	10,774	9,902
Other assets	151,769	145,986

	$261,316	$257,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,091	$7,676
Accrued liabilities	32,419	31,188

Total current liabilities	39,510	38,864
Long-term liabilities:
Other long-term liabilities	1,289	993
Deferred tax liabilities	4,218	4,486

Total long-term liabilities	5,507	5,479
Stockholders’ equity	216,299	213,073

	$261,316	$257,416

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2006

		Non-GAAP Adjustments

	GAAP	FAS 123R	Other reconciling items	Non-GAAP

REVENUES	$52,845	$—	$—	$52,845
COST OF REVENUES	19,471	(94)	—	19,377

GROSS PROFIT	33,374	94	—	33,468

OPERATING EXPENSES:
Research and development	6,328	(270)	—	6,058
Selling, general and administrative	19,546	(831)	—	18,715
Restructuring and other charges	331	—	(331)	—

Total operating expenses	26,205	(1,101)	(331)	24,773

INCOME FROM OPERATIONS	7,169	1,195	331	8,695
Gain on sale of equity securities	567	—	(567)	—
Translation gain on liquidation of subsidiaries	1,413	—	(1,413)	—
Interest and other income (expense), net	98	—	—	98

INCOME BEFORE TAXES	9,247	1,195	(1,649)	8,793
Income tax provision	(5,276)	111	1,967	(3,198)

NET INCOME	$3,971	$1,306	$318	$5,595

BASIC NET INCOME PER SHARE	$0.24	$0.08	$0.02	$0.34

DILUTED NET INCOME PER SHARE	$0.24	$0.08	$0.02	$0.34

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,485	16,485	16,485	16,485

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE *	16,671	16,671	16,671	16,671

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2006

		Non-GAAP Adjustments

	GAAP	FAS 123R	Other reconciling items	Non-GAAP

REVENUES	$186,412	$—	$—	$186,412
COST OF REVENUES	70,065	(408)	—	69,657

GROSS PROFIT	116,347	408	—	116,755

OPERATING EXPENSES:
Research and development	23,362	(1,097)	—	22,265
Selling, general and administrative	71,826	(3,511)	—	68,315
Acquired in-process research and development	4,272	—	(4,272)	—
Restructuring and other charges	331	—	(331)	—

Total operating expenses	99,791	(4,608)	(4,603)	90,580

INCOME FROM OPERATIONS	16,556	5,016	4,603	26,175
Gain on sale of equity securities	2,235	—	(2,235)	—
Translation gain on liquidation of subsidiaries	1,413	—	(1,413)	—
Interest and other income, net	439	—	—	439

INCOME BEFORE TAXES	20,643	5,016	955	26,614
Income tax provision	(11,503)	(930)	2,601	(9,832)

NET INCOME	$9,140	$4,086	$3,556	$16,782

BASIC NET INCOME PER SHARE	$0.55	$0.25	$0.21	$1.01

DILUTED NET INCOME PER SHARE	$0.54	$0.24	$0.21	$0.98

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,676	16,676	16,676	16,676

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE *	17,047	17,047	17,047	17,047

* For the three and twelve months ended December 31, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net income per share to conform to what the diluted shares would have been had it applied prior accounting standards. The difference between the shares calculated by applying FAS 123R and calculated under prior accounting standards for the three and twelve months ended December 31, 2006 was approximately 0.1 million shares and is immaterial.

NON-GAAP MEASURES

Each non-GAAP financial measure presented in this press release is included because Molecular Devices Corporation’s management uses this information for internal planning and forecasting purposes as well as to monitor and evaluate on-going operating results and trends excluding the impact of FAS 123R and the unusual items related to the gain on the sale of an equity investment, translation gain on liquidation of subsidiaries, write-off of acquired in-process research and development, and restructuring charges. Molecular Devices’ management believes that such non-GAAP financial measures are also useful for investors because the gain on the sale of an equity investment, translation gain on liquidation of subsidiaries, write-off of acquired in-process research and development, and restructuring charges are the results of transactions that are unusual due to their nature, size and frequency. In addition, excluding the impact of FAS 123R permits a more direct comparison to results in 2005, at which time FAS 123R had not yet been adopted. Consequently, excluding the impact of FAS 123R, the gain on the sale of an equity investment, translation gain on liquidation of subsidiaries, write-off of acquired in-process research and development, and restructuring charges from Molecular Devices’ operating results provides investors an important insight into Molecular Devices’ operating results and related trends of its core business. Finally, Molecular Devices has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.